UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2019 (July 29, 2019)

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	80-0656612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 750
Houston, Texas 77002

(Address of Principal Executive Offices)

(713) 651-1144

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On July 29, 2019, EV Properties, L.P., a wholly-owned subsidiary of Harvest Oil & Gas Corp. (“Harvest” or “Company”), entered into a definitive agreement (the “PSA”) to sell substantially all of its interests in the Barnett Shale to an unrelated third party (the “Buyer”) for $72.0 million, subject to purchase price adjustments. The transaction is expected to close in the third quarter of 2019 and has an effective date of April 1, 2019. Subject to approval by its board of directors, Harvest plans to use net proceeds from the sale to return capital to its shareholders.

The PSA contains various representations, warranties, covenants and indemnification obligations of the Company and the Buyer that are customary in transactions of this type. The closing is subject to satisfaction or waiver of specified conditions, including the material accuracy of the representations and warranties of the Company and the Buyer. There can be no assurance that these closing conditions will be satisfied.

The PSA may be terminated, subject to certain exceptions, (i) by mutual written consent of the Company and the Buyer, (ii) resulting from certain material breaches of the PSA that remain uncured and cause the failure of certain closing conditions, (iii) if the closing has not occurred on or before September 12, 2019, (iv) in the event that the Title Defect Amounts (as defined in the PSA), Remediation Amounts (as defined in the PSA) and other downward adjustments to the purchase price exceed 25% of the unadjusted purchase price or (v) upon the occurrence of certain other events specified in the PSA.

Concurrently with the execution of the PSA, Buyer placed into escrow $7.2 million dollars (the “Deposit Amount”). If the transaction is terminated under certain circumstances involving a breach of the PSA by the Buyer, the Company will be entitled, if the Buyer does not seek and successfully enforce specific performance of the PSA, to receive the Deposit Amount as liquidated damages. Alternatively, if the PSA is terminated under certain circumstances involving a breach of the PSA by the Company, the Buyer will be entitled, if the Buyer does not seek and successfully enforce specific performance of the PSA, to have the Deposit Amount returned to the Buyer. If the closing of the PSA occurs, the Deposit Amount will be applied as a credit toward the purchase price.

The foregoing description of the PSA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the PSA, which will be filed as an exhibit to Harvest’s Current Report on Form 8-K that will be filed in connection with the consummation of such transactions.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, including the completion of the proposed transaction on the terms or timeline currently contemplated or at all. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report on Form 8-K are forward-looking statements. Although the Company believes that the forward-looking statements contained in this Current Report on Form 8-K are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 7.01	Regulation FD Disclosure.

The following information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On July 30, 2019, Harvest issued a press release announcing its entry into a definitive agreement to sell substantially all of its interests in the Barnett Shale. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	News Release of Harvest Oil & Gas Corp. dated July 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 30, 2019	Harvest Oil & Gas Corp.

	By:	/s/ Ryan Stash
Ryan Stash
Vice President and Chief Financial Officer